EXHIBIT 23 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-87869 on Form S-8 and Registration Statement No. 333-114911 on Form S-8 of FPL Group, Inc. of our report dated June 24, 2004, appearing in this Annual Report on Form 11-K of the FPL Group Employee Thrift Plan for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP Miami, Florida June 24, 2004